NOTE AND WARRANT PURCHASE AGREEMENT

                         DATED AS OF DECEMBER 23, 1996

                           BETWEEN ZYTEC CORPORATION

                  AND BMO NESBITT BURNS CAPITAL (U.S.), INC.



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                               TABLE OF CONTENTS
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                                                                                     PAGE

1.   Authorization and Closing...........................................................1
     1A.    Authorization of the Note and the Warrant....................................1
     1B.    Purchase and Sale of the Note and the Warrant................................1
     1C.    The Closing..................................................................1

2.   Conditions of the Purchaser's Obligation at the Closing.............................1
     2A.    Representations and Warranties; Covenants....................................1
     2B.    Registration Agreement.......................................................2
     2C.    Subordination and Intercreditor Agreement....................................2
     2D.    Sale of Note and Warrant to the Purchaser....................................2
     2E.    Securities Law Compliance....................................................2
     2F.    Opinion of the Company's Counsel.............................................2
     2G.    Closing Documents............................................................2
     2H.    Proceedings..................................................................3
     2I.    Waiver.......................................................................3
     2J.    Fees and Expenses............................................................3

3.   Covenants...........................................................................3
     3A.    Financial Statements and Other Information...................................3
     3B.    Inspection of Property.......................................................5
     3C.    Note Restrictive Covenants...................................................6
     3D.    Note Affirmative Covenants...................................................7
     3E.    Compliance with Agreements...................................................8
     3F.    Use of Proceeds..............................................................8
     3G.    Current Public Information...................................................8
     3H.    Regulatory Compliance Cooperation............................................8
     3I.    Contingent Warrants..........................................................9
     3J.    Public Disclosures..........................................................10

4.   Transfer of Restricted Securities..................................................10
     4A.    General Provisions..........................................................10
     4B.    Opinion Delivery............................................................10
     4C.    Rule 144A...................................................................10
     4D.    Legend Removal..............................................................10

5.   Representations and Warranties of the Company......................................11
     5A.    Organization, Corporate Power and Licenses..................................11
     5B.    Capital Stock and Related Matters...........................................11
     5C.    Subsidiaries; Investments...................................................12
     5D.    Authorization; No Breach....................................................12
     5E.    Financial Statements........................................................13
     5F.    Absence of Undisclosed Liabilities..........................................13
     5G.    No Material Adverse Change..................................................14
     5H.    Absence of Certain Developments.............................................14
     5I.    Assets......................................................................15
     5J.    Tax Matters.................................................................15
     5K.    Contracts and Commitments...................................................16
     5L.    Intellectual Property Rights................................................18
     5M.    Litigation, etc.............................................................19
     5N.    Brokerage...................................................................19
     5O.    Governmental Consent, etc...................................................19
     5P.    Insurance...................................................................19
     5Q.    Employees...................................................................20
     5R.    ERISA.......................................................................20
     5S.    Compliance with Laws........................................................21
     5T.    Environmental and Safety Matters............................................22
     5U.    Affiliated Transactions.....................................................24
     5V.    Investment Company..........................................................24
     5W.    Solvency, etc...............................................................24
     5Y.    Disclosure..................................................................24
     5Z.    Reports with the Securities and Exchange Commission.........................25

6. Representations and Warranties of the Purchaser......................................25
     6A.    Organization and Qualification..............................................25
     6B.    Due Authorization...........................................................25
     6C.    Purchaser's Investment Representations......................................26
     6D.    Brokerage...................................................................26
     6E.    Accredited Investor.........................................................26

7. Definitions..........................................................................26
     7A.    Definitions.................................................................26

8. Miscellaneous........................................................................31
     8A.    Expenses....................................................................31
     8B.    Transaction Fee.............................................................31
     8C.    Remedies....................................................................31
     8D.    Survival of Representations and Warranties..................................32
     8E.    Successors and Assigns......................................................32
     8F.    Generally Accepted Accounting Principles....................................32
     8G.    Severability................................................................32
     8H.    Counterparts................................................................32
     8I.    Descriptive Headings; Interpretation........................................32
     8J.    Governing Law...............................................................32
     8K.    Notices.....................................................................33
     8L.    Consideration for Warrant...................................................34
     8M.    No Strict Construction......................................................34
     8N.    Indemnification.............................................................34
     8O.    Payment Set Aside...........................................................35

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Schedules and Exhibits
----------------------

List of Exhibits
List of Disclosure Schedules



                               ZYTEC CORPORATION

                      NOTE AND WARRANT PURCHASE AGREEMENT
                      -----------------------------------


          THIS AGREEMENT is made as of December 23, 1996, between Zytec Corporation, a Minnesota corporation (the "Company"), and BMO Nesbitt Burns Capital (U.S.), Inc., a Delaware corporation (the "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

          The parties hereto agree as follows:

          Section 1.   Authorization and Closing.
                       -------------------------

          1A.  Authorization of the Note and the Warrant.  The Company shall
               -----------------------------------------
authorize the issuance and sale to the Purchaser of (i) its 7 1/2% Convertible Subordinated Promissory Note in the principal amount of $12,000,000 and containing the terms and conditions and in the form set forth in Exhibit A
                                                                 ---------
attached hereto (the "Note") and (ii) the Warrant referred to in paragraph 3I hereof. The Note is convertible into shares of the Company's Common Stock, no par value (the "Common Stock") upon certain terms and conditions set forth therein.

          1B.  Purchase and Sale of the Note and the Warrant.  At the Closing,
               ---------------------------------------------
the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company a Note in the principal amount of $12,000,000 at a price equal to $11,999,000. In addition, at the Closing, the Purchaser shall pay the Company $1,000 in consideration for the issuance of the Warrant referred to in paragraph 3I hereof.

          1C.  The Closing.  The closing of the purchase and sale of the Note
               -----------
and the Warrant (the "Closing") shall take place at the offices of Kirkland & Ellis in Chicago, Illinois, at 10:00 a.m. on December 23, 1996 (the "Closing Date"), or at such other place or on such other date as may be mutually agreeable to the Company and the Purchaser. At the Closing, the Company shall deliver to the Purchaser instruments evidencing the Note and the Warrant to be purchased by the Purchaser, payable to the order of the Purchaser or its nominee or registered in the Purchaser's or its nominee's name, respectively, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to the Company's account at Harris Trust and Savings Bank, in the aggregate amount of $12,000,000.

          Section 2.   Conditions of the Purchaser's Obligation at the
                       -----------------------------------------------
Closing. The obligation of the Purchaser to purchase and pay for the Note and the Warrant at the Closing is subject to the satisfaction as of the Closing of the following conditions:

          2A.  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

          2B.  Registration Agreement.  The Company, the Purchaser, Ronald D.
               ----------------------
Schmidt, Lawrence J. Matthews and John M. Steel shall have entered into a registration agreement in form and substance as set forth in Exhibit C attached
                                                             ---------
hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

          2C.  Subordination and Intercreditor Agreement.  The Company, the
               -----------------------------------------
Purchaser and Harris Trust and Savings Bank shall have entered into a subordination and intercreditor agreement in form and substance reasonably acceptable to the Company, the Purchaser and the Bank (the "Subordination Agreement"), and the Subordination Agreement shall be in full force and effect as of the closing.

          2D.  Sale of Note and Warrant to the Purchaser.  The Company shall
               -----------------------------------------
have simultaneously sold to the Purchaser the Note and the Warrant to be purchased by the Purchaser hereunder at the Closing and shall have received payment therefor in full.

          2E.  Securities Law Compliance.  The Company shall have made all
               -------------------------
filings under all applicable federal and state securities laws necessary to consummate the issuance of the Note and the Warrants pursuant to this Agreement in compliance with such laws.

          2F.  Opinion of the Company's Counsel.  The Purchaser shall have
               --------------------------------
received from Winthrop & Weinstine, P.A., counsel for the Company, an opinion with respect to the matters set forth in Exhibit D attached hereto, which shall
                                         ---------
be addressed to the Purchaser, dated the date of the Closing and in form and substance satisfactory to the Purchaser.

           2G. Closing Documents.  The Company shall have delivered to each
               -----------------
Purchaser all of the following documents:

               (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and paragraphs 2A through 2E, inclusive, have been fully satisfied;

               (ii) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement and each of the other agreements contemplated hereby, the issuance and sale of the Note, the issuance of the Warrant, the reservation for issuance upon conversion of the Note or exercise of the Warrant an aggregate of 877,193 shares of Common Stock and the consummation of all other transactions contemplated by this Agreement;

               (iii) certified copies of the Company's Articles of Incorporation and bylaws, each as in effect at the Closing;

               (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal); and

               (v) such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its special counsel may reasonably request.

          2H.  Proceedings.  All corporate and other proceedings taken or
               -----------
required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its special counsel.

          2I.  Waiver.  Any condition specified in this Section 2 may be waived
               ------
if consented to by the Purchaser; provided that no such waiver shall be effective unless it is set forth in a writing executed by the Purchaser.

          2J.  Fees and Expenses.  At the Closing, the Company shall have (i)
               -----------------
reimbursed the Purchaser for all actual out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement by the Purchaser or any of its affiliates (including, without limitation, fees and expenses of special counsel, accountants and other consultants and advisors not associated with the Purchaser) (the "Fees and Expenses") and (ii) paid to Nesbitt Burns Securities, Inc. a transaction fee in the amount of at least $480,000 less the amount payable under (i) above, as provided in paragraph 7A hereof.

          Section 3.   Covenants.
                       ---------

          3A.  Financial Statements and Other Information.  The Company shall
               ------------------------------------------
deliver to the Purchaser (so long as such Purchaser holds the Note or the Warrant) and to each holder of at least 25% of the outstanding principal amount of the Note and each holder of Warrants exercisable into at least 25% of the Underlying Common Stock:

               (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries set forth by operating division for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual business plan and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied and shall be certified by the Company's chief financial officer;

               (ii) accompanying the financial statements referred to in subparagraph (i), an Officer's Certificate stating that there is no Event of Default or Potential Event of Default in existence and that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any Event of Default or Potential Event of Default or any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (iii) within 90 days after the end of each fiscal year (or in the case of (c) below, as soon as available, if later), consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual business plan and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing, (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Default or Potential Event of Default in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any Event of Default or Potential Event of Default or other default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the board of directors;

               (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

               (v) prior to the beginning of each fiscal year, an annual business plan prepared on a monthly basis by operating division for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant business plans prepared by the Company and any revisions of such annual or other business plans;

               (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Default or Potential Event of Default, any default under any other material agreement to which it or any of its Subsidiaries is a party, any condition or event which has resulted in or is reasonably likely to result in any material liability under any federal, state or local statute or regulation relating to public health and safety, worker health and safety or pollution or protection of the environment or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (vii) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

               (viii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 3A may reasonably request.

Each of the financial statements referred to in subparagraph (i) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole). The Purchaser shall have the right to reject such financial statements by providing notice to the Company.

          3B.  Inspection of Property.  The Company shall permit any
               ----------------------
representatives designated by the Purchaser (so long as the Purchaser holds the Note or the Warrant) or any holder of at least 25% of the outstanding principal amount of the Note or Warrants exercisable into at least 25% of the Underlying Common Stock, upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by the Purchaser or any such holder of the Note or the Warrant to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

          3C.  Note Restrictive Covenants.  So long as any payment obligation
               --------------------------
under Note remains outstanding, the Company shall not:

               (i) except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock, directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities during any fiscal year in excess of (when added to all amounts under (ii) below) an aggregate of 20% of the Company's consolidated net income (determined in accordance with generally accepted accounting principles, consistently applied) for the immediately preceding fiscal year, provided that no such dividends or distributions may
                  -------------
     be declared or paid if any Event of Default or Potential Event of Default is then in existence or would be caused by such declaration or payment thereof;

               (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans during any fiscal year in excess of (when added to all amounts under (i) above) an aggregate of 20% of the Company's consolidated net income (determined in accordance with generally accepted accounting principles, consistently applied) for the immediately preceding fiscal year;

               (iii) become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification of) any agreement or instrument (other than the Subordination Agreement) which by its terms would (under any circumstances) restrict (a) the right of any Subsidiary (other than Zytec Gmbh) to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary or (b) the Company's right to perform the provisions of this Agreement, the Note or the Registration Agreement (including, without limitation, provisions relating to the payment of principal and interest on the Notes);

               (iv) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist at any time, any Indebtedness senior in liquidation or payment of principal and interest to the Note exceeding an aggregate principal amount equal to the outstanding balance of the Company's shareholders equity on a consolidated basis (as calculated without inclusion of the Note or the obligations of Zytec GmbH) (the "Permitted Senior Indebtedness");

               (v) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Liens other than Permitted Liens;

               (vi) prepay any interest on any Indebtedness or prepay any principal on any Indebtedness other than Permitted Senior Indebtedness, other than any prepayments which do not exceed an aggregate of $100,000 in any twelve-month period;

               (vii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company or into partnership or other noncorporate form);

               (viii) make any amendment to the Company's Articles of Incorporation or bylaws, or file any resolution of the board of directors with the Minnesota Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Underlying Common Stock under this Agreement, the Articles of Incorporation or the Company's bylaws;

               (ix) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any material agreement, commitment, arrangement or transaction with any of its or any Subsidiary's officers, directors, employees, stockholders or Affiliates or with any individual related by blood or marriage to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement;

               (x) incur, assume, create or have outstanding obligations or liabilities (whether accrued, absolute, contingent or otherwise) for leases of real or personal property that are not used in connection with customer contracts (the "Uncommitted Lease Obligations"), other than Uncommitted Lease Obligations for which the annual lease payments will not at any time exceed $5,000,000 in the aggregate;

               (xi)   establish or acquire any Subsidiaries; or

               (xii) make investments in any Subsidiary or any other Person (other than investments in Subsidiaries which, in the aggregate, do not exceed $3,000,000).

          3D.  Note Affirmative Covenants.  So long as any payment obligation
               --------------------------
under Note remains outstanding, the Company shall:

               (i) maintain Consolidated Tangible Net Worth equal to or greater than $25 million;

               (ii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied; and

               (iii) use its best efforts to reduce its Uncommitted Lease Obligations by entering into (i) customer contracts which require the customer to assume the Company's Uncommitted Lease Obligations in connection with work performed by the Company and (ii) long-term customer contracts for work performed using the leased real and personal property related to the Uncommitted Lease Obligations.

          3E.  Compliance with Agreements.  The Company shall perform and
               --------------------------
observe (i) all of its obligations to the holder of the Note and all of its obligations to each holder of the Underlying Common Stock set forth in the Company's Articles of Incorporation and bylaws, (ii) all of its obligations to the holder of the Warrant set forth therein and (iii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement.

          3F.  Use of Proceeds.  The Company shall not, nor shall it permit any
               ---------------
Subsidiary to, use any proceeds from the sale of the Note hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulation G or T promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

          3G.  Current Public Information.  The Company shall file all reports
               --------------------------
required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          3H.  Regulatory Compliance Cooperation.  Before the Company redeems,
               ---------------------------------
purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock (other than a conversion of the Note or an exercise of the Warrant), the Company shall give written notice of such pending action to the Purchaser. Upon the written request of the Purchaser made within 10 days after its receipt of any such notice stating that after giving effect to such action the Purchaser would have a Regulatory Problem, the Company shall defer taking such action for such period (not to extend beyond 45 days after the Purchaser's receipt of the Company's original notice) as such Purchaser requests to permit it and its Affiliates to reduce the quantity of the Company's securities they own in order to avoid the Regulatory Problem. In addition, the Company shall not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which the Purchaser would be required to take any voting securities, or any securities convertible into voting securities, which might reasonably be expected to cause the Purchaser to have a Regulatory Problem. For purposes of this paragraph, a Person shall be deemed to have a "Regulatory Problem" when such Person and such Person's Affiliates would own, control or have power over a greater quantity of securities of any kind issued by the Company or any other entity than are permitted under any requirement of any governmental authority. The Company shall grant to any subsequent holder of Restricted Securities, upon such holder's request, the same rights granted to the Purchaser pursuant to this paragraph.

          3I.  Contingent Warrants.
               -------------------

          (i) At the Closing, the Company shall issue to the Purchaser a Warrant substantially in the form of Exhibit B hereto (the "Warrant") for the
                             ---------
consideration set forth in paragraph 1B hereof. The Warrants shall provide that upon:

     (1) an Optional Repayment of the Note prior to the completion by the Company of a Qualified Offering; or

     (2) an Optional Repayment of the Note at a time after the completion of a Qualified Offering when the Company has not authorized the issuance of a separate class of non-voting common stock into which the Notes would be convertible and which would be convertible (subject to regulatory restrictions) on a share-for-share basis into the Company's voting common stock;

the holders of the Notes shall have the right to acquire initially the same number of shares of Common Stock into which the portion of such holder's Note being repaid is convertible as of the date of the Optional Repayment. The initial exercise price for each share of Common Stock under the Warrant shall be equal to the Conversion Price under the Note as of the payment date, and the Warrant shall be exercisable at any time thereafter and shall expire (unless previously exercised) on the first to occur of (i) the Scheduled Repayment Date or (ii) such time 30 days after the Purchaser has received notice that the Company has (A) completed a Qualified Offering, if such Qualified Offering had not been completed prior to the date of the Optional Repayment and (B) authorized the issuance of a separate class of non-voting common stock into which the Warrant would be exercisable and which would be convertible (subject to regulatory restrictions) on a share-for-share basis into the Company's voting common stock.

          (ii) The terms "Conversion Price," "Optional Repayment," and "Scheduled Repayment Date" have the meanings set forth in the Note.

          3J.  Public Disclosures.  The Company shall not, nor shall it permit
               ------------------
any Subsidiary to, disclose the Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of the Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to the Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure.

          Section 4.   Transfer of Restricted Securities.
                       ---------------------------------

          4A.  General Provisions.  Restricted Securities are transferable only
               ------------------
pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 4B below, any other legally available means of transfer.

          4B.  Opinion Delivery.  In connection with the transfer of any
               ----------------
Restricted Securities (other than a transfer described in paragraph 4A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel (which opinion is reasonably acceptable to the Company and its counsel) that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 7C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 7C.

          4C.  Rule 144A.  Upon the request of the Purchaser, the Company shall
               ---------
promptly supply to such Purchaser or its prospective transferees all information (if any) regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          4D.  Legend Removal.  If any Restricted Securities become eligible for
               --------------

sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in paragraph 7C from the certificates for such Restricted Securities.

          Section 5.   Representations and Warranties of the Company.  As a
                       ---------------------------------------------
material inducement to the Purchasers to enter into this Agreement and purchase the Note and the Warrant hereunder, the Company hereby represents and warrants that:

          5A.  Organization, Corporate Power and Licenses.  The Company is a
               ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Minnesota and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets or business prospects of the Company and its Subsidiaries taken as a whole. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's charter documents and bylaws which have been furnished to the Purchaser's special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          5B.  Capital Stock and Related Matters.
               ---------------------------------

          (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 25,000,000 shares of Common Stock, of which 9,165,604 shares shall be issued and outstanding and 877,193 shares shall be reserved for issuance upon conversion of the Note or exercise of the Warrant. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Note and the Warrant and except as set forth on the attached "Capitalization Schedule." The Capitalization Schedule accurately sets forth the following information with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

          (ii) There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Note or the Warrant hereunder or the issuance of the Common Stock upon conversion of the Note or upon exercise of the Warrant. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Note or the Warrant hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

          5C.  Subsidiaries; Investments.  The attached "Subsidiary Schedule"
               -------------------------
correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets or business prospects of the Company and its Subsidiaries taken as a whole. All of the outstanding shares of capital stock of each Subsidiary are validly issued, full paid and non assessable, and all such shares are owned by the Company or another Subsidiary free and clear of any Lien and not subject to any option or right to purchase any such shares. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

          5D.  Authorization; No Breach.  The execution, delivery and
               ------------------------
performance of this Agreement, the Note, the Registration Agreement, the Warrant and all other agreements and instruments contemplated hereby to which the Company is a party, have been duly authorized by the Company. This Agreement, the Registration Agreement, the Note, the Warrant, the Articles of Incorporation and all other agreements and instruments contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on the attached "Restrictions Schedule," the execution and delivery by the Company of this Agreement, the Note, the Registration Agreement, the Warrant and all other agreements and instruments contemplated hereby to which the Company is a party, the offering, sale and issuance of the Note and the Warrant hereunder, the issuance of the Common Stock upon conversion of the Note, the issuance of Common Stock upon exercise of the Warrant, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject (including, without limitation, any usury laws applicable to the Note), or any material agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject. Except as set forth on the Restrictions Schedule, none of the Subsidiaries are subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, the Company or another Subsidiary.

          5E.  Financial Statements.  The following financial statements have
               --------------------
been delivered to the Purchaser by the Company or are attached hereto, as set forth on the attached "Financial Statements Schedule";

               (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1994 and 1995, and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended; and

               (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 29, 1996 (the "September Balance Sheet") and the related statements of income and cash flows (or the equivalent) for the period then ended; and

               (iii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of November 24, 1996 and the related statement of income (or the equivalent for the eleven-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited financial statements to the absence of footnote disclosure and changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

          5F.  Absence of Undisclosed Liabilities.  Except as set forth on the
               ----------------------------------
attached "Liabilities Schedule," to the Company's knowledge, the Company and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the September Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the September Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

          5G.  No Material Adverse Change.  Since the date of the September
               --------------------------
Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

          5H.  Absence of Certain Developments.
               -------------------------------

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Developments Schedule," since the date of the September Balance Sheet, neither the Company nor any Subsidiary have

               (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

               (b) borrowed any amount or incurred or become subject to any liabilities, except (i) current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business and (ii) amounts borrowed under the revolving credit line with Harris Trust and Savings Bank;

               (c) discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

               (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

               (e) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Liens for current property taxes not yet due and payable;

               (f) sold, assigned or transferred any of its material tangible assets, except in the ordinary course of business, or canceled any debts or claims;

               (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any Person;

               (h) suffered any extraordinary losses or waived any rights of value, whether or not in the ordinary course of business or consistent with past practice;

               (i) made capital expenditures or commitments therefor that aggregate in excess of $2,000,000;

               (j) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $250,000 in the aggregate;

               (k) suffered any damage, destruction or casualty loss exceeding in the aggregate $500,000, whether or not covered by insurance;

               (l) made any Investment in or taken steps to incorporate any Subsidiary; or

               (m) entered into any other transaction other than in the ordinary course of business.

          (ii) Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

          5I.  Assets.  Except as set forth on the attached "Assets Schedule,"
               ------
the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the September Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the September Balance Sheet and except for Liens disclosed on the September Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable. Except as described on the Assets Schedule, the Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. Except as set forth on the attached "Assets Schedule," the Company and each Subsidiary own, or have a valid leasehold interest in, all assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

          5J.  Tax Matters.
               -----------

          (i) Except as set forth on the attached "Taxes Schedule": the Company and each Subsidiary have filed all material Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are true, correct and complete in all material respects. The Company has paid or made provision for the payment of all Taxes that are due or claimed to be due from it by any authority. There are no Liens for Taxes upon any assets, tangible or intangible, of the Company (or any Subsidiary). The reserves for Taxes reflected on the September Balance Sheet are sufficient for payment of all unpaid Taxes (whether or not currently disputed) incurred with respect to the periods ended prior to such date. Except as set forth on the Taxes Schedule, there are no pending claims or disputes relating to, or claims for, Taxes of the Company (or any Subsidiary). The Company has not granted any extension of the period of limitation applicable to any claim for Taxes.

          (ii) "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not. "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

          5K.  Contracts and Commitments.
               -------------------------

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule" or the attached "Employee Benefits Schedule," neither the Company nor any Subsidiary is a party to or bound by any written or oral:

               (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

               (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $250,000 or contract relating to loans to officers, directors or Affiliates;

               (c) contract under which the Company or Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $250,000;

               (d) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

               (e)  guarantee of any obligation in excess of $100,000;

               (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $100,000;

               (g) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any material property, real or personal, owned or controlled by the Company or any Subsidiary;

               (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $5,000,000;

               (i) assignment, license, indemnification or agreement with respect to any material intangible property (including, without limitation, any Intellectual Property);

               (j) warranty agreement with respect to its services rendered or its products sold or leased pursuant to which it has incurred during either of the last two calendar years, or expects to incur in any future calendar year, expenses in excess of $100,000;

               (k) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

               (l)  sales, distribution or franchise agreement;

               (m) agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon less than 30 days notice without a penalty in excess of $200,000, except as otherwise disclosed on the Contract Schedule;

               (n) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

               (o) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $250,000 annually.

          (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable in accordance with their respective terms. The Company and each Subsidiary have performed all material obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any material contract, agreement or instrument to which the Company or any Subsidiary is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any material contract, agreement or instrument to which the Company or any Subsidiary is subject; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any material contract, agreement, instrument or commitment to which it is a party; and neither the Company nor any Subsidiary is a party to any materially adverse contract or commitment.

          (ii) The Purchaser's special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts Schedule and requested by the Purchaser or the Purchaser's special counsel, together with all amend ments, waivers or other changes thereto.

          5L.  Intellectual Property Rights.
               ----------------------------

          (i) The attached "Intellectual Property Schedule" contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (b) pending patent applications and applications for registrations of other Intellectual Property Rights owned or filed by the Company or any Subsidiary, (c) unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) unregistered trademarks, service marks, material copyrights, mask works and computer software owned or used by the Company or any Subsidiary. The Intellectual Property Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the Intellectual Property Schedule, the Company or one of its Subsidiaries owns all right, title and interest in and to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens. Except as set forth on the Intellectual Property Schedule, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any Subsidiary would not reasonably be expected to have a material adverse effect on the conduct of the Company's and its Subsidiaries' respective businesses, and no such loss or expiration is threatened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all reasonably necessary and desirable actions to maintain and protect the Intellectual Property Rights which they own.

          (ii) Except as set forth on the Intellectual Property Schedule, (a) the Company and its Subsidiaries own all right, title and interest in and to, or have a valid and enforceable license to use, all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens, (b) there have been no claims made or threatened against the Company or any Subsidiary contesting the validity, use, enforceability or ownership of any of the Intellectual Property Rights, and to the best of the Company's knowledge, there are no valid grounds for the same, (c) neither the Company nor any Subsidiary has received any notices of, and neither the Company nor any Subsidiary is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party), (d) neither the Company nor any Subsidiary has infringed, misappropriated or conflicted with any Intellectual Property Rights of other Persons, and neither the Company nor any Subsidiary is aware of any infringement, misappropriation or conflict which will result from the continued operation of their businesses as currently conducted or as currently proposed to be conducted and (e) to the best of the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company or any Subsidiary have not been infringed, misappropriated or conflicted with by other Persons. Except as set forth in the Intellectual Property Schedule, the transactions contemplated by this Agreement shall have no material adverse effect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights.

          5M.  Litigation, etc.  Except as set forth on the attached "Litigation
               ---------------
Schedule," there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries, (including, without limitation, inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no valid basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency.

          5N.  Brokerage.  Except as set forth on the attached "Brokerage
               ---------
Schedule" or as provided in Section 2L above, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          5O.  Governmental Consent, etc.  No permit, consent, approval or
               -------------------------
authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or in the exhibits hereto.

          5P.  Insurance.  The insurance coverage of the Company and its
               ---------
Subsidiaries is customary for corporations of similar size engaged in similar lines of business. Neither the Company nor any Subsidiary is in material default with respect to its obligations under any insurance policy maintained by it, each such policy is in full force and effect and neither the Company nor any Subsidiary has been denied insurance coverage. The Company and its Subsidiaries do not have any material self-insurance or co-insurance programs, and the reserves set forth on the September Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

          5Q.  Employees.  Except as set forth on the attached "Employees
               ---------
Schedule," the Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge after due inquiry, any of their key employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict in any material respect with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees.

           5R. ERISA.
               -----

          (i)  Multiemployer Plans.  The Company does not have any obligation
               -------------------
to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in
Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

          (ii)   Retiree Welfare Plans.  The Company does not maintain or have
                 ---------------------
any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

          (iii)  Defined Benefit Plans.  The Company does not maintain,
                 ---------------------
contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

          (iv)   Defined Contribution Plans.  The Company does not maintain,
                 --------------------------
contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated, other than the 401K Plan (the "Profit Sharing Plan").

          (v)    Other Plans.  Except as set forth in the "Employee Benefits
                 -----------
Schedule", the Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. Such plans and other arrangements are referred to as the "Other Plans."

          (vi)   The Company.  For purposes of this paragraph 5R, the term
                 -----------
"Company" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC.

          (vii)  Payments and Accruals.  With respect to the Profit Sharing Plan
                 ---------------------

and the Other Plans (the "Plans"), all required or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of September 29, 1996, have been made or properly accrued on the September Balance Sheet. None of the Plans has any material unfunded liabilities which are not reflected on the Latest Balance Sheet.

          (viii) Compliance.  The Plans and all related trusts, insurance
                 ----------
contracts and funds have been maintained, funded and administered in compliance in all material respects with the applicable provisions of ERISA, the IRC and other applicable laws. Neither the Company nor any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which could subject the Company or any trustee or administrator or the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which could subject any such party, to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the IRC. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or threatened which could result in or subject the Company to any liability, and there are no circumstances which could give rise to or be expected to give rise to any such actions, suits or claims.

          (ix)   Tax Qualification.  A favorable determination letter from the
                 -----------------
IRS has been received by the Company with respect to the Profit Sharing Plan as amended to comply with the IRS as in effect up to the Tax Reform Act of 1986 stating that it is a qualified plan under Section 401(a) of the IRC and there are no circumstances which would cause the Profit Sharing Plan to lose such qualified status.

          5S.  Compliance with Laws.  Except as set forth on the attached
               --------------------
"Compliance Schedule," neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation.

          5T.  Environmental and Safety Matters.
               --------------------------------

          For purposes of this Agreement, the term "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation); "Release" shall have the meaning set forth in CERCLA (as defined below); and "Environmental Lien" shall mean any Lien, whether recorded or unrecorded, in favor of any governmental entity, relating to any liability of the Company or any Subsidiary arising under any Environmental and Safety Requirements.

          (i) The Company and its Subsidiaries have complied with and are currently in compliance with all Environmental and Safety Requirements, and neither the Company nor its Subsidiaries have received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or its Subsidiaries or any of their properties or facilities, except for any such noncompliance, liability or obligation which has not had or would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole.

          (ii) Without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained and complied with, and are currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of their properties or facilities or the operation of their businesses, except for any such failure to obtain or comply which has not had or would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. A list of all such permits, licenses and other authorizations which are material to the Company and its Subsidiaries is set forth on the attached Environmental Schedule.

          (iii) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Company and its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

          (iv) None of the following exists at any property or facility owned, occupied or operated by the Company or any of its Subsidiaries:

                 (a) underground storage tanks or surface impoundments;

                 (b) asbestos-containing materials in any form or condition; or

                 (c) materials or equipment containing polychlorinated biphenyls.

          (v) Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company or its Subsidiaries for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, or any other Environmental and Safety Requirements.

          (vi) Without limiting the generality of the foregoing, to the best of the Company's knowledge there are no facts, events or conditions relating to the past or present properties, facilities or operations of the Company or its Subsidiaries which prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements (including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage, except for any such noncompliance, obligation or liability which has not had or would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole.

          (vii) Neither the Company nor any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any material liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

          (viii) No Environmental Lien has attached to any property owned, leased or operated by the Company or any of its Subsidiaries.


          5U.  Affiliated Transactions.  Except as set forth on the attached
               -----------------------
"Affiliated Transactions Schedule," to the best of the Company's knowledge, no officer, director, executive employee or Affiliate of the Company or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity which is controlled by any such Person or individual, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

          5V.  Investment Company.  Neither the Company nor any of its
               ------------------
Subsidiaries is an "investment company" as defined under the Investment Company Act of 1940.

          5W.  Solvency, etc.  The Company is solvent as of the date of this
               --------------
Agreement and shall not become insolvent as a result of the consummation of the transactions contemplated by this Agreement. The Company is, and after giving effect to the transactions contemplated by this Agreement shall be, able to pay its debts as they become due, and the Company's property now has, and after giving effect to the transactions contemplated hereby shall have, a fair salable value (determined on a going concern basis) greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). The Company has adequate capital to carry on its business, and after giving effect to the transactions contemplated by this Agreement, the Company shall have adequate capital to conduct its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company.

          5X.  Margin Securities.  Neither the Company nor any of its
               -----------------
Subsidiaries is engaged in the business of extending credit for the purpose of buying or carrying "margin securities" within the meaning of Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve Board, and no part of the proceeds realized from the sale of the Note shall be used to buy or carry any such margin securities or used in violation of Regulations G, T, U or X.

          5Y.  Disclosure.  To the Company's knowledge, neither this Agreement
               ----------
nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading; provided that with respect to the financial projections furnished to the Purchaser by the Company, the Company represents and warrants only that such projections were based upon assumptions reasonably believed by the Company to be reasonable and fair as of the date the projections were prepared in the context of the Company's history and current and reasonably foreseeable business conditions. There is no fact which the Company has not disclosed to the Purchaser in writing and of which any of its officers, directors or executive employees is aware (other than general economic conditions) and which has had or would reasonably be expected to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries taken as a whole.

          5Z.  Reports with the Securities and Exchange Commission.  The Company
               ---------------------------------------------------
has furnished the Purchaser with complete and accurate copies of its annual report on Form 10-K for its two most recent fiscal years, all other reports or documents required to be filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the filing of the most recent annual report on Form 10-K and its most recent annual report to its stockholders. Such reports and filings do not contain any material false statements or any misstatement of any material fact and do not omit to state any fact necessary to make the statements set forth therein not misleading. The Company has made all filings with the Securities and Exchange Commission which it is required to make, and the Company has not received any request from the Securities and Exchange Commission to file any amendment or supplement to any of the reports described in this paragraph.

          Section 6.   Representations and Warranties of the Purchaser.  As a
                       -----------------------------------------------
material inducement to the Company to enter into this Agreement and sell the Note and Warrant hereunder, the Purchaser hereby represents to the Company as follows:

          6A.  Organization and Qualification.  The Purchaser is a corporation
               ------------------------------
or other entity duly organized, validly existing and (where applicable) in good standing under the Laws of the jurisdiction of its formation and has the power to own its property and to carry on its business as now being conducted. The Purchaser is duly qualified to do business and (where applicable) in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not prevent consummation of the transactions contemplated hereby or have a material adverse effect on the Purchaser's ability to perform its obligations hereunder.

          6B.  Due Authorization.  The execution, delivery and performance of
               -----------------
this Agreement and all other agreements and instruments contemplated hereby to which the Purchaser is a party, have been duly authorized by the Purchaser. This Agreement and all other agreements and instruments contemplated hereby to which the Purchaser is a party each constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms. The execution and delivery of this Agreement and all other agreements and instruments contemplated hereby to which the Purchaser is a party and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, or (iii) require any authorization, consent, approval exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the organization documents of the Purchaser, or any law, statute, rule or agency pursuant to, the organizational documents of the Purchaser, or any law, statute, rule or regulation to which the Purchaser is subject, or any material agreement, instrument, order, judgment or decree to which the Purchaser is subject, except for filings after the Closing which may be required under Section 13(d) of the Securities Exchange Act.

          6C.  Purchaser's Investment Representations.  The Purchaser hereby
               --------------------------------------
represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate were originally issued on December 23, 1996, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of December 23, 1996 and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

          6D.  Brokerage.  Except as set forth in Section 2L above, there are no
               ---------
claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement and based on any arrangement or agreement binding upon the Purchaser. The Purchaser shall pay, and hold the Company harmless against, any liability, loss or expense (including without limitation reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          6E.  Accredited Investor.  The Purchaser is an "accredited investor"
               -------------------
within the meaning of Rule 501 promulgated under the Securities Act.

          Section 7.  Definitions.
                      -----------

          7A.  Definitions.  For the purposes of this Agreement, the following
               -----------
terms have the meanings set forth below:

          "Affiliate" of any particular Person means any other Person
           ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Consolidated Tangible Net Worth" means, as of any date of
           -------------------------------
determination, the Company's shareholders' equity less goodwill and other intangible assets, calculated on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

          "Event of Default" has the meaning set forth in the Note.
           ----------------

          "Indebtedness" means at a particular time, without duplication, (i)
           ------------
any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

          "Intellectual Property Rights" means all of the following owned by,
           ----------------------------
issued to or licensed to the Company: (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith,
(iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "Investment" as applied to any Person means (i) any direct or indirect
           ----------
purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any
           ---
reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "IRS" means the United States Internal Revenue Service.
           ---

          "Liens" means any mortgage, pledge, security interest, encumbrance,
           -----
lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "Officer's Certificate" means a certificate signed by the Company's
           ---------------------
president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Permitted Senior Indebtedness" has the meaning set forth in paragraph
           -----------------------------
3C.

          "Permitted Liens" means:
           ---------------

               (i) tax liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied;

               (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

               (iii) purchase money security interests in any property acquired by the Company or any Subsidiary which secure Indebtedness which does not, in total, exceed the lesser of $6,000,000 or the aggregate original purchase price of the property;

               (iv) interests or title of a lessor under any lease permitted by this Agreement;

               (v) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction created by statute;

               (vi) liens in favor of Harris Trust and Savings Bank, as agent, in the property of the Company and its Subsidiaries (the "Harris Liens") that are granted at the same time as liens granted to the Purchaser in the same property which are junior in priority to the Harris Liens;

               (vii) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of the Company and its Subsidiaries or detracting from the value of the assets of the Company and its Subsidiaries; and

               (viii) liens outstanding on the date hereof which secure Indebtedness and which are described in the schedules to this Agreement.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Potential Event of Default" means any event or occurrence which with
           --------------------------
the passage of time or the giving of notice or both would constitute an Event of Default.

          "Qualified Offering" means an offering by the Company of Common Stock
           ------------------
registered with the Securities and Exchange Commission under the Securities Act subsequent to the date of this Agreement with an aggregate offering value of greater than $20 million and an offering price per share of at least (a) 127.5% of the Conversion Price after December 23, 1996, but prior to December 24, 1997;
(b) 165% of the Conversion Price after December 23, 1997, but prior to December 24, 1998; or (c) 215% of the Conversion Price after December 23, 1998.

          "Restricted Securities" means (i) the Note issued hereunder, (ii) the
           ---------------------
Warrant issued hereunder, (iii) the Common Stock issued upon conversion of Note or upon exercise of the Warrant and (iv) any securities issued with respect to the securities referred to in clauses (i), (ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them,
(b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 7D have been delivered by the Company in accordance with paragraph 4B. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 7D.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or
           ----------------------------------
agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended, or any similar federal law then in force.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          "Treasury Regulations" means the United States Treasury Regulations
           --------------------
promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

          "Underlying Common Stock" means (i) the Common Stock issued or
           -----------------------
issuable upon conversion of the Note or upon exercise of the Warrant and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds the Note or Warrant shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Note or exercise of the Warrant in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Note or exercise of the Warrant, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

          "Wholly-Owned Subsidiary" means, with respect to any Person, a
           -----------------------
Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

          Section 8.   Miscellaneous.
                       -------------

          8A.  Expenses.  The Company shall pay, and hold the Purchaser and all
               --------
holders of the Note, the Warrant and Underlying Common Stock harmless against liability for the payment of, (i) the fees and expenses of their special counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing, (ii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Note, the Warrant, the Registration Agreement, the Articles of Incorporation and all other agreements and instruments contemplated hereby, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Notes or any shares of Common Stock issuable upon conversion of Note or exercise of the Warrant, (iv) the fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the Note, the Warrant, the Registration Agreement, the Articles of Incorporation and all other agreements and instruments contemplated hereby and (v) the reasonable fees and expenses incurred by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person; provided, however, that the Company shall not be required to pay the fees and expenses incurred by any such Person in obtaining the authorization, consent or approval of any governmental agency with respect to its investment in the Company.

          8B.  Transaction Fee.  The Company shall pay to Nesbitt Burns
               ---------------
Securities, Inc. a transaction fee in the amount of $480,000 less the amount payable under 7A(i) above, which shall be payable by a cashiers or certified check or by wire transfer of immediate funds at the Closing.

          8C.  Remedies.  Each holder of the Note and the Underlying Common
               --------
Stock shall have all rights and remedies set forth in this Agreement, the Note and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          8D.  Consent to Amendments.  Except as otherwise expressly provided
               ---------------------
herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holder of the Note; provided that if the Note is no longer outstanding, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, only if the Company has obtained the written consent of the holders of a majority of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Note, Warrant or Underlying Common Stock or any delay in exercising any rights hereunder or under the Note or the Articles of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, Notes or Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

          8E.  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchaser or on its behalf.

          8F.  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as a purchaser or holder of Notes, the Warrants or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Notes, such Warrants or such Underlying Common Stock.

          8G.  Generally Accepted Accounting Principles.  Where any accounting
               ----------------------------------------
determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

          8H.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          8I.  Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          8J.  Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          8K.  GOVERNING LAW.  THE CORPORATE LAW OF THE STATE OF MINNESOTA SHALL
               -------------
GOVERN ALL ISSUES AND QUESTIONS CONCERNING THE RELATIVE RIGHTS AND OBLIGATIONS OF THE COMPANY AND ITS STOCKHOLDERS. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF MINNESOTA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MINNESOTA.

          8L.  Notices.  All notices, demands or other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchaser and to the Company at the addresses indicated below:

          If to the Company:

          Zytec Corporation
          7575 Market Place Drive
          Eden Prairie, MN 55344
          Attention: Ronald D. Schmidt

          with a copy to:

          Winthrop & Weinstine, P.A.
          3200 Minnesota World Trade Center
          30 East Seventh Street
          St. Paul, MN 55101
          Attention: Sherman Winthrop

          If to the Purchaser:

          BMO Nesbitt Burns Equity Partners, Inc.
          111 West Monroe Street
          20th Floor
          Chicago, IL 60603
          Attention: Managing Director

          with copy to:

          Kirkland & Ellis
          200 E. Randolph Drive
          Chicago, IL 60601
          Attention: Edward T. Swan

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          8M.  Consideration for Warrant.  The Purchaser and the Company
               -------------------------
acknowledge and agree that the fair market value of the Note issued hereunder is $11,999,000 and the fair market value of the Warrant issued hereunder is $1,000 and that, for all purposes (including tax and accounting), the consideration for the issuance of the Warrant referred to in paragraph 3I shall be allocated as set forth in paragraph 1B hereof. The Purchaser and the Company shall file their respective federal, state and local tax returns in a manner which is consistent with such valuation and allocation and shall not take any contrary position with any taxing authority.

          8N.  No Strict Construction.  The parties hereto have participated
               ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          8O.  Indemnification.
               ---------------

          (i)    General.  In consideration of the Purchaser's execution and
                 -------
delivery of this Agreement and acquiring the Note and the Warrant hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Purchaser and each other holder of the Note or the Warrant and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Note and the Warrant or (b) the execution, delivery, performance or enforcement of this Agreement and any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          (ii)   Environmental Liabilities.  Without limiting the generality of
                 -------------------------
the indemnity set out in paragraph 7P(i) above, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all other Indemnitees from and against any and all actions, causes of action, suits, losses, liabilities, damages, injuries, penalties, fees, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, the Purchaser or any other Indemnitee for, with respect to, or as a direct or indirect result of, the past, present or future environmental condition of any property owned, operated or used by the Company, any Subsidiary, their predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including, without limitation, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from, any such property or location of any toxic, chemical or hazardous substance, material or waste (including, without limitation, any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards on conduct concerning, any toxic, chemical or hazardous substance, material or waste), regardless of whether caused by, or within the control of, the Company or any Subsidiary.

          (iii)  Purchaser's Indemnification.  The Purchaser shall indemnify and
                 ---------------------------
hold the Company harmless against and from any and all claims, suits, actions, damages, costs, judgements or other expenses sustained or incurred by the Company as a result of a breach by the Purchaser of representations and warranties made by the Purchaser in connection with the transactions contemplated by this Agreement.

          8P.  Payment Set Aside.  To the extent that the Company makes a
               -----------------
payment or payments to the Purchaser hereunder or under the Note or the Purchaser enforces its rights or exercises its right of setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                              *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                           ZYTEC CORPORATION


                           By _____________________________________________

                           Its ____________________________________________


                     BMO NESBITT BURNS CAPITAL (U.S.), INC.


                           By _____________________________________________

                           Its ____________________________________________


                               LIST OF EXHIBITS
                               ----------------


Exhibit A   -  Form of Note

Exhibit B   -  Form of Warrant

Exhibit C   -  Form of Registration Agreement

Exhibit D   -  Form of Opinion of Counsel



                         LIST OF DISCLOSURE SCHEDULES
                         ----------------------------

                         Capitalization Schedule
                         Subsidiary Schedule
                         Restrictions Schedule
                         Financial Statements Schedule
                         Liabilities Schedule
                         Developments Schedule
                         Assets Schedule
                         Taxes Schedule
                         Contracts Schedule
                         Intellectual Property Schedule
                         Litigation Schedule
                         Brokerage Schedule
                         Employees Schedule
                         Employee Benefits Schedule
                         Compliance Schedule
                         Environmental Schedule
                         Affiliated Transactions Schedule